Exhibit 99.1

Sarah Hlavinka Elected to Quanterix Board of Directors

Adds broad-based experience growing and scaling multi-billion-dollar international companies

Billerica, Mass. — July 26, 2019 — Quanterix Corporation (NASDAQ:QTRX), a company digitizing biomarker analysis with the goal of advancing the science of precision health, today announced it has further strengthened its Board of Directors with the election of Sarah Hlavinka by the Company’s shareholders.  Hlavinka succeeds Douglas G. Cole, M.D., who did not stand for re-election.

Hlavinka brings to the Quanterix Board more than 25 years of experience as a senior advisor and business executive growing and scaling a variety of enterprises in the IT, service, manufacturing and healthcare industries. She currently serves as senior vice president and general counsel at Itron (NASDAQ: ITRI), which enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries.

“We are pleased to welcome Sarah to our Board as we continue to scale the business aggressively and capture the imagination of researchers and the broader precision health community,” said Kevin Hrusovsky, Chief Executive Officer, President and Chairman of Quanterix. “We believe her financial acumen, expertise in corporate governance, and rich business experience across a range of industries is a valuable addition to our very skilled and knowledgeable Board as Quanterix continues to capitalize on the incredible market opportunity ahead.  We would also like to thank Doug for his extraordinary service to Quanterix. He has been an invaluable advisor and an important part of our Company’s success.”

Prior to Itron, Hlavinka served as executive vice president, general counsel and secretary at Xerox Corporation. Previously, she has served in various corporate legal roles in companies including Fisher Scientific International, Benchmark Electronics, Hewlett Packard Company and Cooper Industries. Hlavinka earned her B.A. in History, Spanish Minor from Texas A&M University and received her law degree from the University of Texas School of Law.

“I am excited to join Quanterix’ Board of Directors at a time of such rapid ascension for the company and when biomarker research is on the cutting edge of revolutionizing healthcare,” said Hlavinka. “I believe that under Kevin’s leadership the company is uniquely positioned to continue disrupting the market and look forward to applying my experience across the technology and healthcare sectors to this outstanding Board.”

At its Annual Meeting, the Company’s shareholders re-elected Marijn Dekkers, Ph.D., and David R. Walt, Ph.D. as members of the Board.

Learn more here: www.quanterix.com/about.

About Quanterix

Quanterix is a company that’s digitizing biomarker analysis with the goal of advancing the science of precision health. The company’s digital health solution, Simoa, has the potential to change the way in which healthcare is provided today by giving researchers the ability to closely examine the continuum from health to disease. Quanterix’ technology is designed to enable much earlier disease detection, better prognoses and enhanced treatment methods to improve the quality of life and longevity of the population for generations to come. The technology is currently being used for research applications in several therapeutic areas, including oncology, neurology, cardiology, inflammation and infectious disease. The company was established in 2007 and is located in Billerica, Massachusetts. For additional information, please visit https://www.quanterix.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on Quanterix’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Quanterix’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Molly Golden

PAN Communications

617-502-4300

quanterix@pancomm.com

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Cited Resources: Sarah Hlavinka

•                  https://www.linkedin.com/in/sarah-elizabeth-hlavinka-1467416b/

•                  https://www.itron.com/na/newsroom/news-articles/2018/08/06/itron-appoints-sarah-hlavinka-as-senior-vice-president-and-general-counsel

•                  https://law.utexas.edu/cwil-power-summit/sarah-hlavinka/

•                  https://www.bloomberg.com/profile/person/16037539